INSIDER UNIT PURCHASE AGREEMENT

THIS INSIDER UNIT PURCHASE AGREEMENT (this “Agreement”) made as of this [___] day of [___________], 2006, between Doubloon Corp., a Delaware corporation (the “Company”), and [_____________] (the “Purchaser”).

WHEREAS, the Company desires to sell, and the Purchaser desires to acquire, in a private placement (the “Placement”), an aggregate of 200,000 units (the “Insider Units”), substantially identical to the Units being issued in the Company’s initial public offering (the “IPO”) pursuant to the terms and conditions hereof and as set forth in the registration statement on Form S-1, Registration No. 333-[_________] (the “Registration Statement”), except as noted below and in the Registration Statement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.           Purchase of Insider Units. The Purchaser hereby agrees to purchase [_________] Insider Units at a purchase price of $10.00 per Insider Unit for an aggregate purchase price of $[___________] (the “Purchase Price”).

2.           Closing. The closing of the purchase and sale of the Insider Units (the “Closing”) will take place at such time and place as the parties may agree (the “Closing Date”), but in no event later than the date on which the SEC declares the Registration Statement effective (the “Effective Date”). On the Closing Date, the Purchaser shall pay the Purchase Price by wire transfer of funds to an account maintained by the Company. Immediately prior to the closing of the IPO, the Company shall deposit the Purchase Price into the trust account described in the Registration Statement (the “Trust Account”). The certificates for the Common Stock and Warrants comprising the Insider Units shall be delivered to the Purchaser promptly after the closing of the IPO.

3.           Voting of Shares. The Purchaser hereby agrees to vote all of the shares of Common Stock acquired by the Purchaser pursuant to this Agreement in favor of any Business Combination that the Company negotiates and presents for approval to the Company’s stockholders. As used herein, a “Business Combination” shall mean an acquisition by the Company, whether by merger, capital stock exchange, stock purchase, asset acquisition or other similar type of transaction, or any combination of the foregoing, of one or more operating businesses in the financial services industry or any other industry.

4.           Waiver of Liquidation Distributions. The Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination with respect to the shares of Common Stock included in the Insider Units. For purposes of clarity, shares of Common Stock purchased in the IPO or the aftermarket by the Purchaser shall be eligible to receive any liquidating distributions by the Company.

5.           Lock-Up Agreement. The Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock or other securities of the Company held by the Purchaser, including the Insider Units (the` “Restricted Securities”), until such time as the Company consummates a Business Combination, except that the Purchaser may transfer any or all of the Insider Units and the securities underlying the same, if the Purchaser is an entity, to any person or entity controlling, controlled by, or under common control with, the Purchaser, and if the Purchaser is a natural person, to any relative of the Purchaser by blood, marriage or adoption, to trusts for estate planning purposes or, upon death, to an estate or beneficiaries, in each case, provided the transferee agrees to be bound by the terms, conditions and instructions set forth in this Agreement. The Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or Maxim Group LLC (“Maxim”), as representative of the underwriters of the IPO, which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Purchaser’s Restricted Securities until the end of such period. Maxim is an intended third party beneficiary of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though it were a party hereto.

6.           Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

6.1           The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

6.2           The Insider Units are being acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

6.3           The Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

7.           Waiver of Claims; Indemnification. The Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company with respect to its purchase of the Insider Units, and the Purchaser agrees to indemnify and hold the Company harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company by the Purchaser of the Insider Units or its transferees, assigns or any subsequent holders of the Insider Units.

8.           Registration Rights. The Purchaser shall have registration rights with respect to the shares of Common Stock and Warrants included in the Insider Units and the shares of Common Stock underlying such Warrants pursuant to the terms of a Registration Rights Agreement to be entered into among the Company and certain of its securityholders (including the Purchaser).

9.           Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

10.           Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

(Remainder of page intentionally left blank. Signature pages to follow.)

IN WITNESS WHEREOF, the undersigned have executed this Insider Unit Purchase Agreement as of the date first written above.

DOUBLOON CORP.	[PURCHASER]

By: ______________________	[By:] ______________________
Thomas R. Hudson Jr.	Name:
Chief Executive Officer	[Title:]